F-6 Number:  333-11692
COMPANHIA PARANAENSE DE
ENERGIA--COPEL

EFFECTIVE AUGUST 9, 2007 ONE
ADR EQUALS ONE ORDINARY
SHARE
EXHIBIT A
AMERICAN DEPOSITARY SHARES (Each
American Depositary Share represents 1,000 deposited Shares)
THE BANK OF NEW YORK
AMERICAN DEPOSITARY RECEIPT
FOR NON-VOTING CLASS B
PREFERRED SHARES
WITHOUT PAR VALUE OF
COMPANHIA PARANAENSE DE
ENERGIA--COPEL
(ORGANIZED UNDER THE LAWS OF
THE FEDERATIVE REPUBLIC OF
BRAZIL)
      The Bank of New York, as depositary
(hereinafter called the Depositary), hereby certifies that or registered assigns IS THE OWNER OF


AMERICAN DEPOSITARY SHARES
representing non-voting acoes preferenciais
Class B (herein called Shares) of
COMPANHIA PARANAENSE DE
ENERGIA--COPEL, a mixed-capital
corporation with limited liability organized
under the laws of The Federative Republic of
Brazil (herein called the Company). At the
date hereof, each American Depositary Share
represents one thousand (1,000) Shares
deposited or subject to deposit under the
Deposit Agreement (as such term is
hereinafter defined) at the Sao Paulo office of
Banco Itau S/A (herein called the Custodian).
Dated:  			, 1997
Countersigned				THE
BANK OF NEW YORK
					as
Depositary
By:
	By:
            The Depositarys Corporate
Trust Office is located at a different address
than its principal executive office.  The
address of the Principal Corporate Trust
Office of the Depositary is 101 Barclay Street,
New York, New York 10286, and its principal
executive office is located at One Wall Street,
New York, New York 10286.


1.	THE DEPOSIT
AGREEMENT.
            This American Depositary
Receipt is one of an issue (herein called
Receipts), all issued and to be issued upon the
terms and conditions set forth in the deposit
agreement, dated as of July 29, 1997 (herein
called the Deposit Agreement), by and among
the Company, the Depositary, and all Owners
and Beneficial Owners from time to time of
Receipts issued thereunder, each of whom by
accepting a Receipt agrees to become a party
thereto and become bound by all the terms and
conditions thereof. The Deposit Agreement
sets forth the rights of owners and Beneficial
owners of the Receipts and the rights and
duties of the Depositary in respect of the
Shares deposited thereunder and any and all
other securities, property and cash from time
to time received in respect of such Shares and
held thereunder (such Shares, securities,
property, and cash are herein called Deposited
Securities). Copies of the Deposit Agreement
are on file at the Depositarys Corporate Trust
Office in New York City and at the office of
the Custodian.
            The statements made on the
face and reverse of this Receipt are summaries
of certain provisions of the Deposit
Agreement and are qualified by and subject to
the detailed provisions of the Deposit
Agreement, to which reference is hereby
made. Capitalized terms defined in the
Deposit Agreement and not defined herein
shall have the meanings set forth in the
Deposit Agreement.
      2.	SURRENDER OF RECEIPTS
AND WITHDRAWAL OF SHARES.
            Upon surrender at the
Corporate Trust Office of the Depositary of
this Receipt for the purpose of withdrawal of
the Deposited Securities represented by the
American Depositary Shares evidenced
hereby, and upon payment of the fee of the
Depositary provided in this Receipt, and
subject to the terms and conditions of the
Deposit Agreement, the Charter, the
provisions of or governing the Deposited
Securities and applicable law, the Owner
hereof is entitled to delivery, to him or upon
his order, of the Deposited Securities at the
time represented by the American Depositary
Shares for which this Receipt is issued.
Delivery of such Deposited Securities may be
made by (a) W the delivery of certificates in
the name of the Owner hereof or as ordered by
him or certificates properly endorsed or
accompanied by proper instruments of transfer
to such owner or as ordered by him, or (ii)
book-entry transfer of the Shares represented
by this Receipt to an account in the name of
such Owner or as ordered by him, and (b)
delivery of any other securities, property and
cash to which such owner is then entitled in
respect of this Receipt to such Owner or as
ordered by him. Such delivery will be made at
the option of the owner hereof, either at the
office of the Custodian or at the Corporate
Trust Office of the Depositary, as provided in
the Deposit Agreement; provided that the
forwarding of certificates for Shares or other
Deposited Securities for such delivery at the
Corporate Trust Office of the Depositary shall
be at the risk and expense of the Owner
hereof.
            Neither the Depositary nor the
Custodian shall deliver Shares, by physical
delivery, book-entry or otherwise (other than
to the Company or its agent as contemplated
by Section 4.08 of the Deposit Agreement), or
otherwise permit Shares to be withdrawn from
the facility created by the Deposit Agreement,
except upon the receipt and cancellation of
Receipts.
      3.	TRANSFERS, SPLIT-UPS,
AND COMBINATIONS OF RECEIPTS.
            The transfer of this Receipt is
registrable on the books of the Depositary at
its Corporate Trust Office by the Owner
hereof in person or by a duly authorized
attorney, upon surrender of this Receipt
properly endorsed for transfer or accompanied
by proper instruments of transfer and funds
sufficient to pay any applicable transfer taxes
and the expenses of the Depositary and upon
compliance with such regulations, if any, as
the Depositary may establish for such purpose.
This Receipt may be split into other such
Receipts, or may be combined with other such
receipts into one Receipt, evidencing the same
aggregate number of American Depositary
Shares as the Receipt or Receipts surrendered.
As a condition precedent to the execution and
delivery, registration of transfer, split-up,
combination, or surrender of any Receipt, the
delivery of any distribution thereon, or
withdrawal of any Deposited Securities, the
Company, the Depositary, the Custodian, or
Registrar may require payment from the
depositor of the Shares or the presenter of the
Receipt of a sum sufficient to reimburse it for
any tax or other governmental charge and any
stock transfer or registration fee with respect
thereto (including any such tax or charge and
fee with respect to Shares being deposited or
withdrawn) and payment of any applicable
fees as provided in this Receipt, may require
the production of proof satisfactory to it as to
the identity and genuineness of any signature
and may also require compliance with such
reasonable regulations as the Depositary and
the Company may establish consistent with
the provisions of the Deposit Agreement or
this Receipt, including, without limitation, this
Article 3 and any regulations deemed
necessary or desirable by the Depositary or the
Custodian to facilitate compliance with any
applicable rules or regulations of the Central
Bank or the CVM.
            The delivery of Receipts
against deposits of Shares generally or against
deposits of particular Shares may be
suspended, or the transfer of Receipts in
particular instances may be refused, or the
registration of transfer of outstanding
Receipts, or the combination or split-up of
Receipts generally may be suspended, during
any period when the transfer books of the
Depositary are closed, or if any such action is
deemed necessary or advisable by the
Depositary or the Company at any time or
from time to time because of any requirement
of law or of any government or governmental
body or commission, or under any provision
of the Deposit Agreement or this Receipt, or
for any other reason, subject to the provisions
of the following sentence. Notwithstanding
anything to the contrary in this Deposit
Agreement or the Receipts, the surrender of
outstanding Receipts and withdrawal of
Deposited Securities may be suspended only
for W temporary delays caused by closing the
transfer books of the Depositary or the
Company or the deposit of Shares in
connection with voting at a shareholders
meeting, or the payment of dividends, (ii) the
payment of fees, taxes and similar charges,
(iii) compliance with any U.S. or foreign laws
or governmental regulations relating to the
Receipts or to the withdrawal of the Deposited
Securities, or (iv) any other reason that may at
any time be specified in paragraph I(A)(1) of
the General Instructions to Form F-6, as from
time to time in effect, or any successor
provision thereto. Without limitation of the
foregoing, the Depositary shall not knowingly
accept for deposit under the Deposit
Agreement any Shares required to be
registered under the provisions of the
Securities Act of 1933, unless a registration
statement is in effect as to such Shares.
      4.	LIABILITY OF OWNER FOR
TAXES.
            If any tax or other
governmental charge shall become payable
with respect to any Receipt or any Deposited
Securities represented hereby, such tax or
other governmental charge shall be payable by
the Owner hereof. The Depositary may refuse
to effect any transfer of this Receipt or any
combination or split-up hereof or any
withdrawal of Deposited Securities
represented by American Depositary Shares
evidenced by such Receipt until such payment
is made, and may withhold any dividends or
other distributions, or may sell for the account
of the Owner hereof any part or all of the
Deposited Securities represented by the
American Depositary Shares evidenced by this
Receipt, and may apply such dividends or
other distributions or the proceeds of any such
sale in payment of such tax or other
governmental charge (and any taxes or
expenses arising out of such sale), and the
owner hereof shall remain liable for any
deficiency.
      5.	WARRANTIES OF
DEPOSITORS.
            Every person depositing Shares
hereunder and under the Deposit Agreement
shall be deemed thereby to represent and
warrant that such Shares and each certificate
therefor, if any, are validly issued, fully paid,
non-assessable, and free of any preemptive
rights of the holders of outstanding Shares and
that the person making such deposit is duly
authorized so to do. Every such person shall
also be deemed to represent and warrant that,
except with respect to the initial deposit and
any deposit permitted pursuant to Section
4.03, 4.04 or 4.09 of the Deposit Agreement,
such person is not and shall not become at any
time while such person holds Receipts or any
beneficial interest therein an affiliate of the
Company. In addition, every person
depositing Shares under this Deposit
Agreement shall also be deemed thereby to
represent and warrant that such Shares and the
Receipts evidencing American Depositary
Shares representing such Shares would not be
Restricted Securities.  Such representations
and warranties shall survive the deposit of
Shares and issuance of Receipts.
      6.	FILING PROOFS,
CERTIFICATES, AND OTHER
INFORMATION.
            Any person presenting Shares
for deposit or any Owner of a Receipt may be
required from time to time to file with the
Depositary or the Custodian such proof of
citizenship or residence, exchange control
approval, legal or beneficial ownership of
Receipts, Deposited Securities or other
securities, compliance with all applicable laws
or regulations or terms of the Deposit
Agreement or such Receipt, or such
information relating to the registration on the
books of the Company or the Foreign
Registrar, if applicable, to execute such
certificates and to make such representations
and warranties, as the Depositary may
reasonably deem necessary or proper or as the
Company reasonably may require. The
Depositary may withhold the delivery or
registration of transfer of any Receipt or the
distribution of any dividend or sale or
distribution of rights or of the proceeds thereof
or the delivery of any Deposited Securities
until such proof or other information is filed
or such certificates are executed or such
representations and warranties made. The
Depositary shall from time to time advise the
Company of the availability of any such
proofs, certificates or other information and
shall provide copies thereof to the Company
as promptly as practicable upon request by the
Company, unless such disclosure is prohibited
by law.
      7.	CHARGES OF
DEPOSITARY.
            The Company agrees to pay the
fees and reasonable out-of-pocket expenses of
the Depositary and those of any Registrar only
in accordance with agreements in writing
entered into between the Depositary and the
Company from time to time. The Depositary
shall present detailed statement for such
expenses to the Company at least once every
three months. The charges and expenses of the
Custodian are for the sole account of the
Depositary.
            The following charges (to the
extent permitted by applicable law) shall be
incurred by any party depositing or
withdrawing Shares or by any party
surrendering Receipts or to whom Receipts
are issued (including, without limitation,
issuance pursuant to a stock dividend or stock
split declared by the Company or an exchange
of stock regarding the Receipts or Deposited
Securities or a distribution of Receipts
pursuant to Section 4.03 of the Deposit
Agreement), whichever applicable:(l) taxes
and other governmental charges, (2) such
registration fees as may from time to time be
in effect for the registration of transfers of
Shares generally on the Share register of the
Company or Foreign Registrar and applicable
to transfers of Shares to the name of the
Depositary or its nominee or the Custodian or
its nominee on the making of deposits or
withdrawals hereunder, (3) such cable, telex
and facsimile transmission expenses as are
expressly provided in this Deposit Agreement,
(4) such expenses as are incurred by the
Depositary in the conversion of Foreign
Currency pursuant to Section 4.05, (5) a fee of
$5.00 or less per 100 American Depositary
Shares (or portion thereof) for the execution
and delivery of Receipts pursuant to Sections
2.03, 4.03 or 4.04 and the surrender of
Receipts pursuant to Section 2.05 or 6.02, (6)
a fee of $0.02 or less per American Depositary
Share (or portion thereof) for any cash
distribution pursuant the Deposit Agreement,
including but not limited to Sections 4.01
through 4.04 hereof (to the extent permitted
by the rules of any securities exchange,
including the New York Stock Exchange, on
which the American Depositary Shares may
from time to time be listed for trading), and
(7) a fee for the distribution of securities
pursuant to Section 4.02, such fee being in an
amount equal to the fee for the execution and
delivery of American Depositary Shares
referred to above which would have been
charged as a result of the deposit of such
securities (for purposes of this clause 7
treating all such securities as if they were
Shares) but which securities are instead
distributed by the Depositary to Owners.
            The Depositary, subject to
Articles 2 and 8 hereof and as permitted by the
Charter, may own and deal in any class of
securities of the Company and its affiliates
and in Receipts.
      8.	PRE-RELEASE OF
RECEIPTS.
            Neither the Depositary nor the
Custodian shall deliver Shares, by physical
delivery, book entry or otherwise (other than
to the Company or its agent as contemplated
by Section 4.08 of the Deposit Agreement), or
otherwise permit Shares to be withdrawn from
the facility created hereby, except upon the
receipt and cancellation of Receipts.
            The Depositary may issue
Receipts against rights to receive Shares from
the Company (or any agent of the Company
recording Share ownership). No such issue of
Receipts will be deemed a Pre-Release subject
to the restrictions of the following paragraph.
            In its capacity as Depositary,
the Depositary will not deliver Shares held
under the Deposit Agreement prior to the
receipt and cancellation by the Depositary of
Receipts.  The Depositary may execute and
deliver Receipts prior to the receipt of Shares
pursuant to Section 2.02 of the Deposit
Agreement (Pre-Release). The Depositary
may, pursuant to Section 2.05 of the Deposit
Agreement, deliver Shares upon the receipt
and cancellation of Receipts which have been
Pre-Released, whether or not such
cancellation is prior to the termination of such
Pre-Release or the Depositary knows that such
Receipt has been Pre-Released. The
Depositary may receive Receipts in lieu of
Shares in satisfaction of a Pre-Release. Each
Pre-Release will be (a) preceded or
accompanied by a written representation and
agreement from the person to whom Receipts
or Shares are to be delivered (the
Pre-Releasee) that the Pre-Releasee, or its
customer, (i) owns the Shares or Receipts to
be remitted, as the case may be, (ii) assigns all
beneficial right, title and interest in such
Shares or Receipts, as the case may be, to the
Depositary in its capacity as such and for the
benefit of the Owners, and (iii) will not take
any action with respect to such Shares or
Receipts, as the case may be, that is
inconsistent with the transfer of beneficial
ownership (including, without the consent of
the Depositary, disposing of such Shares or
Receipts as the case may be, other than in
satisfaction of such Pre-Release), (b) at all
times fully collateralized with cash, U.S.
government securities, or such other collateral
as the Depositary determines, in good faith,
will provide substantially similar liquidity and
security, (c) terminable by the Depositary on
not more than five (5) Business Days notice,
and (d) subject to such further indemnities and
credit regulations as the Depositary deems
appropriate. The number of Shares not
deposited but represented by American
Depositary Shares outstanding at any time as a
result of Pre-Releases will not normally
exceed thirty percent (30-.) of the Shares
deposited under the Deposit Agreement;
provided, however, that the Depositary
reserves the right to disregard such limit from
time to time as it deems reasonably
appropriate, and may, with the prior written
consent of the Company, change such limit for
purposes of general application.  The
Depositary will also set Dollar limits with
respect to Pre-Release transactions to be
entered into hereunder with any particular
Pre-Releasee on a case-by-case basis as the
Depositary deems appropriate.  For purposes
of enabling the Depositary to fulfill its
obligations to the Owners under the Deposit
Agreement, the collateral referred to in clause
(b) above shall be held by the Depositary as
security for the performance of the Pre-
Releasees obligations to the Depositary in
connection with a Pre-Releasees obligation to
deliver Shares or Receipts upon termination of
a Pre-Release transaction (and shall not, for
the avoidance of doubt, constitute Deposited
Securities under the Deposit Agreement).
            The Depositary may retain for
its own account any compensation received by
it in connection with the foregoing.
      9.	TITLE TO RECEIPTS.
            It is a condition of this Receipt,
and every successive holder and Owner of this
Receipt by accepting or holding the same
consents and agrees, that title to this Receipt
when properly endorsed or accompanied by
proper instruments of transfer, is transferable
by delivery with the same effect as in the case
of a negotiable instrument; provided, however,
that the Depositary and the Company,
notwithstanding any notice to the contrary,
may treat the person in whose name this
Receipt is registered on the books of the
Depositary as the absolute owner hereof for
the purpose of determining the person entitled
to distribution of dividends or other
distributions or to any notice provided for in
the Deposit Agreement and for all other
purposes and neither the Company nor the
Depositary shall have any obligation or be
subject to any liability under the Deposit
Agreement to any Beneficial Owner of a
Receipt unless such Beneficial owner is the
Owner thereof.
      10.	VALIDITY OF RECEIPT.
            This Receipt shall not be
entitled to any benefits under the Deposit
Agreement or be valid or obligatory for any
purpose, unless this Receipt shall have been
executed by the Depositary by the manual
signature of a duly authorized signatory of the
Depositary; provided, however, that such
signature may be a facsimile if a Registrar for
the Receipts shall have been appointed and
such Receipts are countersigned by the
manual signature of a duly authorized officer
of the Registrar.
      11.	REPORTS; INSPECTION OF
TRANSFER BOOKS.
            The Depositary will make
available for inspection by Owners of
Receipts at its Corporate Trust Office any
reports, notices and communications,
including any proxy soliciting material,
received from the Company which are both (a)
received by the Depositary, the Custodian or a
nominee of either as the holder of the
Deposited Securities and (b) made generally
available to the holders of such Deposited
Securities by the Company.  The Depositary
will also make available for inspection by
Owners copies of such reports, notices and
communications when furnished by the
Company pursuant to the Deposit Agreement.
Any such reports, notices and
communications, including any such proxy
soliciting material, furnished to the Depositary
by the Company shall be furnished in English
to the extent such materials are required to be
translated into English pursuant to any
regulations of the Commission applicable to
the Company.  The Company has agreed to
provide to the Depositary, at the Companys
expense (unless otherwise agreed in writing
by the Company and the Depositary), all
documents that it provides to the Custodian.
            The Company will promptly
transmit to the Depositary and the Custodian
any reports, notices and other communications
that are made generally available by the
Company to holders of its Shares.  The
Depositary will promptly make such notices,
reports and other communications available to
all Owners on a basis similar to that for
holders of Shares or other Deposited
Securities, or on such other basis as the
Company may advise the Depositary may be
required by any applicable law, regulation or
stock exchange or automated inter-dealer
quotation system requirement or, at the written
request and expense of the Company,
promptly arrange for the mailing of copies
thereof (or if requested by the Company, a
summary of any such notice provided by the
Company) to all Owners.  The Company will
timely provide the Depositary with the
quantity of such notices, reports and other
communications, as requested by the
Depositary from time to time, in order for the
Depositary to effect any such mailings. The
Company has delivered to the Depositary and
the Custodian a copy of the provisions of or
governing the Shares and any other Deposited
Securities issued by the Company or any
affiliate of the Company, and promptly upon
any amendment thereto or change therein, the
Company shall deliver to the Depositary and
the Custodian a copy of such provisions as so
amended or changed. The Depositary may rely
upon such copy for all purposes of the Deposit
Agreement. The Depositary will, at the
expense of the Company (unless otherwise
agreed in writing by the Company and the
Depositary), make such copy and such
notices, reports and other communications
available for inspection by Owners at the
Depositarys office, at the office of the
Custodian and at any other designated transfer
offices.
            The Depositary will keep
books for the registration of Receipts and
transfers of Receipts which at all reasonable
times shall be open for inspection by the
Owners of Receipts, provided that such
inspection shall not be for the purpose of
communicating with Owners of Receipts for
an object other than the business of the
Company, including, without limitation, a
matter related to the Deposit Agreement, the
Receipts or the Deposited Securities.
            The Depositary may close the
transfer books after consultation with the
Company to the extent practicable, at any time
or from time to time, when deemed expedient
by it in connection with the performance of its
duties under the Deposit Agreement.
12.	DIVIDENDS AND
DISTRIBUTIONS.
            Whenever the Depositary or on
its behalf, its agent, receives any cash
dividend or other cash distribution on any
Deposited Securities, the Depositary will, if at
the time of receipt thereof any amounts
received in a Foreign Currency can in the
judgment of the Depositary be converted on a
reasonable basis into United States dollars
transferable to the United States, and subject
to the Deposit Agreement, convert or will
cause its agent to convert, as promptly as
practicable (and in any event within one (1)
Business Day) after its receipt of such
dividend or distribution (unless otherwise
prohibited or prevented by law), such dividend
or distribution into dollars, transfer such
dollars to the United States and distribute the
amount thus received (net of the expenses of
the Depositary as provided in Article 7 hereof
and Section 5.09 of the Deposit Agreement) to
the Owners of Receipts entitled thereto,
provided, however, that in the event that the
Company, the Depositary or the Custodian is
required to withhold and does withhold from
such cash dividend or other cash distribution
in respect of any Deposited Securities an
amount on account of taxes, the amount
distributed to the owners of the Receipts
evidencing American Depositary Shares
representing such Deposited Securities shall
be reduced accordingly.
            Subject to the provisions of
Section 4.11 and 5.09 of the Deposit
Agreement, whenever the Depositary receives
any distribution other than a distribution
described in Sections 4.01, 4.03 or 4.04 of the
Deposit Agreement, the Depositary may, as
promptly as practicable, cause the securities or
property received by it to be distributed to the
owners of Receipts entitled thereto, in
proportion to the number of American
Depositary Shares representing such
Deposited Securities held by each of them
respectively, in any manner that the
Depositary may deem equitable and
practicable for accomplishing such
distribution; provided, however, that if in the
opinion of the Depositary such distribution
cannot be made proportionately among the
owners of Receipts entitled thereto, or if for
any other reason the Depositary deems such
distribution not to be feasible, the Depositary
may, after consultation with the Company,
adopt such method as it may deem equitable
and practicable for the purpose of effecting
such distribution, including, but not limited to,
the public or private sale of the securities or
property thus received, or any part thereof,
and the net proceeds of any such sale (net of
the fees of the Depositary as provided in
Article 7 hereof and Section 5.09 of the
Deposit Agreement and any expenses in
connection with such sale) shall be distributed
by the Depositary to the Owners of Receipts
entitled thereto as in the case of a distribution
received in cash, all in the manner and subject
to the conditions set forth in the Deposit
Agreement.  To the extent such securities or
property or the net proceeds thereof are not
distributed to Owners as provided in Section
4.02 of the Deposit Agreement, the same shall
constitute Deposited Securities and each
American Depositary Share shall thereafter
also represent its proportionate interest in such
securities, property or net proceeds.
            If any distribution consists of a
dividend in, or free distribution of, Shares, the
Depositary may, and shall if the Company
shall so request, distribute, as promptly as
practicable, to the Owners of outstanding
Receipts entitled thereto, in proportion to the
number of American Depositary Shares
representing such Deposited Securities held by
each of them respectively, additional Receipts
evidencing an aggregate number of American
Depositary Shares representing the amount of
Shares received as such dividend or free
distribution subject to the terms and
conditions of the Deposit Agreement with
respect to the deposit of Shares and the
issuance of American Depositary Shares
evidenced by Receipts, including the
withholding of any tax or other governmental
charge as provided in Section 4.11 of the
Deposit Agreement and the payment of the
fees of the Depositary as provided in Article 7
hereof and Section 5.09 of the Deposit
Agreement. In lieu of delivering Receipts for
fractional American Depositary Shares in any
such case, the Depositary will sell the amount
of Shares represented by the aggregate of such
fractions and distribute the net proceeds, all in
the manner and subject to the conditions set
forth in the Deposit Agreement. If additional
Receipts are not so distributed, each American
Depositary Share shall thenceforth also
represent the additional Shares distributed
upon the Deposited Securities represented
thereby. Each beneficial owner of Receipts or
Shares so distributed shall be deemed to have
acknowledged that the Shares have not been
registered under the Securities Act and to have
agreed to comply with the restrictions on
transfer described in the legend set forth on
the face hereof. In addition, the Depositary
may withhold any distribution of Receipts
under Section 4.03 of the Deposit Agreement
if it has not received satisfactory assurances
from the Company that such distribution does
not require registration under the Securities
Act or is exempt from registration under the
provisions of such Act.
            In the event that the Depositary
determines that any distribution in property
other than cash (including Shares and rights to
subscribe therefor) is subject to any tax or
other governmental charge which the
Depositary is obligated to withhold, the
Depositary may by public or private sale
dispose of all or a portion of such property
(including Shares and rights to subscribe
therefor) in such amounts and in such manner
as the Depositary deems reasonably necessary
and practicable to pay any such taxes or
charges, and the Depositary shall distribute the
net proceeds of any such sale after deduction
of such taxes or charges to the Owners of
Receipts entitled thereto.
      13.	RIGHTS.
            In the event that the Company
shall offer or cause to be offered to the holders
of any Deposited Securities any rights to
subscribe for additional Shares or any rights of
any other nature, the Depositary, after
consultation with the Company, shall have
discretion as to the procedure to be followed
in making such rights available to any Owners
or in disposing of such rights on behalf of any
Owners and making the net proceeds available
to such Owners or, if by the terms of such
rights offering or for any other reason it would
be unlawful for the Depositary either to make
such rights available to any Owners or to
dispose of such rights and make the net
proceeds available to such Owners, then the
Depositary shall allow the rights to lapse. If at
the time of the offering of any rights the
Depositary determines that it is lawful and
feasible to make such rights available to all or
certain owners but not to other Owners, the
Depositary shall distribute to any Owner to
whom it determines the distribution to be
lawful and feasible, in proportion to the
number of American Depositary Shares held
by such Owner, warrants or other instruments
therefor in such form as it deems appropriate.
            In circumstances in which
rights would otherwise not be distributed, if an
Owner requests the distribution of warrants or
other instruments in order to exercise the
rights allocable to the American Depositary
Shares of such Owner hereunder, the
Depositary will promptly make such rights
available to such Owner upon written notice
from the Company to the Depositary that (a)
the Company has elected in its sole discretion
to permit such rights to be exercised and (b)
such owner has executed such documents as
the Company has determined in its sole
discretion are reasonably required under
applicable law.
            If the Depositary has
distributed warrants or other instruments for
rights to all or certain Owners, then upon
instruction from such an Owner pursuant to
such warrants or other instruments to the
Depositary to exercise such rights, upon
payment by such Owner to the Depositary for
the account of such Owner of an amount equal
to the purchase price of the Shares to be
received upon the exercise of the rights, and
upon payment of the fees of the Depositary
and any other charges as set forth in such
warrants or other instruments, the Depositary
shall, on behalf of such owner, exercise the
rights and purchase the Shares, and the
Company shall cause the Shares so purchased
to be delivered to the Depositary on behalf of
such Owner. As agent for such Owner, the
Depositary will cause the Shares so purchased
to be deposited pursuant to Section 2.02 of the
Deposit Agreement, and shall, pursuant to
Section 2.03 of the Deposit Agreement,
execute and deliver Receipts to such Owner.
In the case of a distribution pursuant to this
paragraph, such Receipts shall be legended in
accordance with applicable U.S. laws, and
shall be subject to the appropriate restrictions
on sale, deposit, cancellation, and transfer
under such laws.
            If the Depositary determines
that it is not lawful or feasible to make such
rights available to all or certain owners, it will
use its best efforts that are reasonable under
the circumstances to, sell the rights, warrants
or other instruments in proportion to the
number of American Depositary Shares held
by the Owners to whom it has determined it
may not lawfully or feasibly make such rights
available, and allocate the net proceeds of
such sales (net of the fees of the Depositary as
provided in Section 5.09 of the Deposit
Agreement, any expenses in connection with
such sale and all taxes and governmental
charges payable in connection with such rights
and subject to the terms and conditions of the
Deposit Agreement) for the account of such
Owners otherwise entitled to such rights,
warrants or other instruments, upon an
averaged or other practical basis without
regard to any distinctions among such Owners
because of exchange restrictions or the date of
delivery of any Receipt or otherwise. Such
proceeds shall be distributed as promptly as
practicable in accordance with Section 4.01 of
the Deposit Agreement.
            If a registration statement
under the Securities Act is required with
respect to the securities to which any rights
relate in order for the Company to offer such
rights to Owners and sell the securities
represented by such rights, the Depositary will
not offer such rights to Owners unless and
until such a registration statement is in effect,
or unless the offering and sale of such
securities and such rights to such Owners are
exempt from, or not subject to, registration
under the provisions of such Act.
            The Depositary shall not be
responsible for any failure to determine that it
may be lawful or feasible to make such rights
available to Owners in general or any Owner
in particular.
14.	CONVERSION OF
FOREIGN CURRENCY.
            Whenever the Depositary or
the Custodian shall receive Foreign Currency,
by way of dividends or other distributions or
the net proceeds from the sale of securities,
property or rights, and if at the time of the
receipt thereof the Foreign Currency so
received can, pursuant to applicable law, be
converted on a reasonable basis into Dollars
and the resulting Dollars transferred to the
United States, the Depositary or the Custodian
shall convert or cause to be converted as
promptly as practicable (and in any event
within one Business Day of its or its agents
receipt of such Foreign Currency), by sale or
in any other manner that it may determine in
accordance with applicable law, such Foreign
Currency into Dollars. If, at the time of
conversion of such Foreign Currency into
Dollars, such Dollars can, pursuant to
applicable law, be transferred outside of Brazil
for distribution to owners entitled thereto,
such Dollars shall be distributed as promptly
as practicable to the Owners entitled thereto
or, if the Depositary or the Custodian shall
have distributed any rights, warrants or other
instruments which entitle the holders thereof
to such Dollars, then to the holders of such
rights, warrants and/or instruments upon
surrender thereof for cancellation. Such
distribution or conversion may be made upon
an averaged or other practicable basis without
regard to any distinctions among Owners on
account of exchange restrictions, the date of
delivery of any Receipt or otherwise and shall
be net of any expenses of conversion into
Dollars incurred by the Depositary or the
Custodian as provided in Section 5.09 of the
Deposit Agreement.
            If such conversion, transfer or
distribution can be effected only with the
approval or license of any government or
agency thereof, the Depositary or the
Custodian shall file as promptly as practicable
such application for approval or license;
however, the Depositary or the Custodian
shall be entitled to rely upon Brazilian local
counsel in such matters, which counsel shall
be instructed to act as promptly as possible.
            If at any time Foreign Currency
received by the Depositary or the Custodian is
not, pursuant to applicable law, convertible, in
whole or in part, into Dollars transferable into
the United States, or if any approval or license
of any government or agency thereof which is
required for such conversion is denied or in
the opinion of the Depositary cannot be
promptly obtained at a reasonable cost, the
Depositary or the Custodian shall, (a) as to
that portion of the Foreign Currency that is
convertible into Dollars, make such
conversion and, if permitted by applicable
law, transfer such Dollars to the United States
for distribution to Owners in accordance with
the first paragraph of this Article 13 or, if such
transfer is not so permitted, hold such Dollars
uninvested and without liability for interest
thereon for the respective accounts of the
Owners entitled to receive the same, and (b) as
to the nonconvertible balance, if any, (i) if
requested in writing by an Owner, distribute
or cause the Custodian to distribute the
Foreign Currency (or an appropriate document
evidencing the right to receive such Foreign
Currency) received by the Depositary or
Custodian in respect of the American
Depositary Shares evidenced by Receipts held
by such owner (as the same may be adjusted
as a consequence of subclause (ii) below) to
such owner (x) if such request is received
before the 15th day of a calendar month, on
such 15th day, or (y) if not, on the last day of
such month (or, in either case, if such day is
not a Business Day, on the next succeeding
Business Day) and (ii) the Depositary shall
cause the Custodian to hold any amounts of
nonconvertible Foreign Currency not
distributed pursuant to the immediately
preceding subclause (i) for the respective
accounts of the Owners entitled to receive the
same, uninvested and without liability for
interest thereon, on demand and, if and to the
extent reasonably practicable and permitted by
applicable law, in a manner designed to
protect such owners against the effects of
inflation; provided that, at such time, at the
reasonable request of the Depositary, the
Company shall furnish the Depositary, at the
Companys expense, with a written opinion
from recognized United States counsel for the
Company confirming that the manner in
which the Depositary proposes to hold such
amounts of non-convertible Foreign Currency
will not violate the Investment Company Act
of 1940.
15.	RECORD DATES.
            Whenever any cash dividend or
other cash distribution shall become payable
or any distribution other than cash shall be
made, or whenever rights shall be issued with
respect to the Deposited Securities, or
whenever for any reason the Depositary
causes a change in the number of Shares that
are represented by each American Depositary
Share, or whenever the Depositary shall
receive notice of any meeting of holders of
Shares or other Deposited Securities, the
Depositary shall fix a record date, which date
shall, (x) be the same date as the record date
fixed by the Company, if any, to the extent
practicable, or (y) if different from the record
date fixed by the Company, be as near as
practicable to the record date fixed by the
Company or, if more than five (5) Business
Days after such record date, be fixed after
consultation with the Company (a) for the
determination of the Owners of Receipts who
shall be (i) entitled to receive such dividend,
distribution or rights or the net proceeds of the
sale thereof or (ii) entitled to give instructions
for the exercise of voting rights at any such
meeting, (b) on or after which each American
Depositary Share will represent the changed
number of Shares, or (c) for any other reason,
subject to the provisions of the Deposit
Agreement.
      16.	VOTING OF DEPOSITED
SECURITIES.
            Upon receipt of notice of any
meeting or solicitation of proxies of holders of
Shares or other Deposited Securities, if
requested in writing by the Company, the
Depositary shall, as soon as practicable
thereafter, mail to the Owners of Receipts a
notice, the form of which notice shall be in the
sole discretion of the Depositary, which shall
contain (a) such information as is contained in
such notice of meeting, (or, if requested by the
Company a summary in English of such
information provided by the Company), (b) a
statement that the Owners of Receipts as of
the close of business on a specified record
date will be entitled, subject to any applicable
provision of Brazilian law, the Charter and the
provisions of the Deposited Securities, to
instruct the Depositary as to the exercise of
the voting rights, if any, pertaining to the
amount of Shares or other Deposited
Securities represented by their respective
American Depositary Shares and (c) a
statement as to the manner in which such
instructions may be given, including an
express indication that instructions may be
given or deemed given in accordance with the
last sentence of this paragraph if no instruction
is received, to the Depositary to give a
discretionary proxy to a person designated by
the Company. Upon the written request of an
Owner of a Receipt on such record date,
received on or before the date established by
the Depositary for such purpose, the
Depositary shall endeavor insofar as
practicable and permitted under Brazilian law,
the Charter and the Deposited Securities, to
vote or cause to be voted the amount of Shares
or other Deposited Securities represented by
such American Depositary Shares evidenced
by such Receipt in accordance with the
instructions set forth in such request. The
Depositary shall not itself exercise any voting
discretion over any Deposited Securities. If no
instructions are received by the Depositary
from any owner with respect to any of the
Deposited Securities represented by the
American Depositary Shares evidenced by
such Owners Receipts on or before the date
established by the Depositary for such
purpose, the Depositary shall deem such
owner to have instructed the Depositary to
give a discretionary proxy to a person
designated by the Company with respect to
such Deposited Securities and the Depositary
shall give a discretionary proxy to a person
designated by the Company to vote such
Deposited Securities, provided that no such
instruction shall be deemed given and no such
discretionary proxy shall be given with respect
to any matter as to which the Company
informs the Depositary (and the Company
agrees to provide such information as
promptly as practicable in writing) that W the
Company does not wish such proxy given, (y)
substantial opposition exists or (z) such matter
materially or adversely affects the rights of
holders of Shares.
            Subject to the rules of any
securities exchange or automated inter-dealer
quotation system on which American
Depositary Shares or the Deposited Securities
represented thereby are listed or quoted, the
Depositary shall deliver, at least two Business
Days prior to the date of such meeting, to the
Company, to the attention of its Chief
Financial Officer, copies of all instructions
received from Owners in accordance with
which the Depositary will vote, or cause to be
voted, the Deposited Securities represented by
the American Depositary Shares evidenced by
such Receipts at such meeting. Delivery of
instructions will be made at the expense of the
Company (unless otherwise agreed in writing
by the Company and the Depositary),
provided that payment of such expenses shall
not be a condition precedent to the obligations
of the Depositary under Section 4.07 of the
Deposit Agreement.
      17.	CHANGES AFFECTING
DEPOSITED SECURITIES.
            In circumstances where the
provisions of Section 4.03 of the Deposit
Agreement do not apply, upon any change in
nominal value, change in par value, split-up,
consolidation, or any other reclassification of
Deposited Securities, or upon any
recapitalization, reorganization, merger or
consolidation, or sale of assets affecting the
Company or to which it is a party, any
securities which shall be received by the
Depositary or a Custodian in exchange for or
in conversion of or in respect of Deposited
Securities shall be treated as new Deposited
Securities under the Deposit Agreement, and
American Depositary Shares shall thenceforth
represent the new Deposited Securities so
received in exchange or conversion, unless
additional Receipts are delivered pursuant to
the following sentence. In any such case the
Depositary may, and shall if the Company
shall so request, execute and deliver additional
Receipts as in the case of a dividend in Shares,
or call for the surrender of outstanding
Receipts to be exchanged for new Receipts
specifically describing such new Deposited
Securities.
      18.	LIABILITY OF THE
COMPANY AND DEPOSITARY.
            Neither the Depositary nor the
Company shall incur any liability to any
Owner or Beneficial Owner, if by reason of
any provision of any present or future law or
regulation of the United States, Brazil or any
other country, or of any other governmental or
regulatory authority or stock exchange, or by
reason of any provision, present or future, of
the Charter or the Deposited Securities, or by
reason of any act of God or war or other
circumstances beyond its control, the
Depositary or the Company shall be prevented
or forbidden from or be subject to any civil or
criminal penalty on account of doing or
performing any act or thing which by the
terms of the Deposit Agreement it is provided
shall be done or performed; nor shall the
Depositary or the Company incur any liability
to any owner or Beneficial Owner of a Receipt
by reason of any non-performance or delay,
caused as aforesaid, in the performance of any
act or thing which by the terms of the Deposit
Agreement it is provided shall or may be done
or performed, or by reason of any exercise of,
or failure to exercise, any discretion provided
for in the Deposit Agreement. Where, by the
terms of a distribution pursuant to Sections
4.01, 4.02 or 4.03 of the Deposit Agreement,
or an offering or distribution pursuant to
Section 4.04 of the Deposit Agreement, or for
any other reason, the Depositary is prevented
or prohibited from making such distribution or
offering available to Owners, and the
Depositary is prevented or prohibited from
disposing of such distribution or offering on
behalf of such Owners and making the net
proceeds available to such Owners, then the
Depositary, after consultation with the
Company, shall not make such distribution or
offering, and shall allow any rights, if
applicable, to lapse. Neither the Company nor
the Depositary assumes any obligation or shall
be subject to any liability under the Deposit
Agreement to Owners or Beneficial Owners of
Receipts, except that they agree to perform
their obligations specifically set forth in the
Deposit Agreement without negligence or bad
faith. The Depositary shall not be subject to
any liability with respect to the validity or
worth of the Deposited Securities. Neither the
Depositary nor the Company shall be under
any obligation to appear in, prosecute or
defend any action, suit, or other proceeding in
respect of any Deposited Securities or in
respect of the Receipts, which in its opinion
may involve it in expense or liability, unless
indemnity satisfactory to it against all
expenses and liability shall be furnished as
often as may be required, and the Custodian
shall not be under any obligation whatsoever
with respect to such proceedings, the
responsibility of the Custodian being solely to
the Depositary. Neither the Depositary nor the
Company shall be liable for any action or
nonaction by it in reliance upon the advice of
or information from legal counsel,
accountants, any person presenting Shares for
deposit, any owner or Beneficial Owner of a
Receipt, or any other person believed by it in
good faith to be competent to give such advice
or information. The Depositary shall not be
responsible for any failure to carry out any
instructions to vote any of the Deposited
Securities, or for the manner in which any
such vote is cast or the effect of any such vote,
provided that any such action or nonaction is
in good faith. The Depositary shall not be
liable for any acts or omissions made by a
successor depositary whether in connection
with a previous act or omission of the
Depositary or in connection with a matter
arising wholly after the removal or resignation
of the Depositary, provided that in connection
with the issue out of which such potential
liability arises, the Depositary performed its
obligations without negligence or bad faith
while it acted as Depositary. The Company
agrees to indemnify the Depositary, its
directors, employees, agents and affiliates and
any Custodian against, and hold each of them
harmless from, any liability or expense
(including, but not limited to, the reasonable
fees and expenses of counsel) which may arise
out of acts performed or omitted, in
accordance with the provisions of the Deposit
Agreement and of the Receipts, as the same
may be amended, modified, or supplemented
from time to time, (i) by either the Depositary
or a Custodian or their respective directors,
employees, agents and affiliates, except for
any liability or expense arising out of the
negligence or bad faith of either of them, and
except to the extent that such liability or
expense arises out of information relating to
the Depositary or the Custodian, as applicable,
furnished in writing to the Company by the
Depositary or the Custodian, as applicable,
expressly for use in any registration statement,
proxy statement, prospectus (or placement
memorandum) or preliminary prospectus (or
preliminary placement memorandum) relating
to the Shares, or omissions from such
information; or (ii) by the Company or any of
its directors, employees, agents and affiliates.
            The indemnities contained in
the preceding paragraph shall not extend to
any liability or expense which may arise out
of any Pre-Release (as defined in Section 2.09
of the Deposit Agreement) to the extent that
any such liability or expense arises in
connection with (a) any United States federal,
state or local income tax laws or (b) the failure
of the Depositary to deliver Deposited
Securities when required under the terms of
Section 2.05 of the Deposit Agreement.
However, for the avoidance of doubt, the
indemnities contained in the preceding
paragraph shall apply to any liability or
expense which may arise out of any
misstatement or alleged misstatement or
omission or alleged omission in any
registration statement, proxy statement,
prospectus (or placement memorandum) or
preliminary prospectus (or preliminary
placement memorandum) relating to the offer
or sale of Shares, except to the extent any such
liability arises out of (i) information relating to
the Depositary or any Custodian, as
applicable, furnished in writing to the
Company by the Depositary or any Custodian,
as applicable, expressly for use in any of the
foregoing documents, or, (ii) material
omissions from such information furnished by
the Depositary or any Custodian.
            No disclaimer of liability under
the Securities Act is intended by any
provisions of the Deposit Agreement.
            The Depositary, subject to
Sections 2.05 and 2.09 of the Deposit
Agreement, may own and deal in any class of
securities of the Company and its affiliates
and in Receipts.
19.	RESIGNATION AND
REMOVAL OF THE
DEPOSITARY;
APPOINTMENT OF
SUCCESSOR CUSTODIAN.
            The Depositary may at any
time resign as Depositary under the Deposit
Agreement by written notice of its election so
to do delivered to the Company, such
resignation to take effect upon the
appointment of a successor depositary and its
acceptance of such appointment as provided in
the Deposit Agreement. The Depositary may
at any time be removed by the Company by
written notice of such removal, effective upon
the appointment of a successor depositary and
its acceptance of such appointment as
provided in the Deposit Agreement. Whenever
the Depositary in its discretion determines that
it is in the best interests of the owners of
Receipts to do so, it may appoint a substitute
or additional custodian or custodians.
      20.	AMENDMENT.
            The form of the Receipts and
any provisions of the Deposit Agreement may
at any time and from time to time be amended
by agreement between the Company and the
Depositary in any respect which they may
deem necessary or desirable. Any amendment
which shall impose or increase any fees or
charges (other than taxes and other
governmental charges), or which shall
otherwise prejudice any substantial existing
right of owners of Receipts, shall, however,
not become effective as to outstanding
Receipts until the expiration of 30 days after
notice of such amendment shall have been
given to the Owners of outstanding Receipts.
Every Owner of a Receipt at the time any
amendment so becomes effective shall be
deemed, by continuing to hold such Receipt,
to consent and agree to such amendment and
to be bound by the Deposit Agreement as
amended thereby. In no event shall any
amendment impair the right of the Owner of
any Receipt to surrender such Receipt and
receive therefor the Deposited Securities
represented thereby, except in order to comply
with mandatory provisions of applicable law.
21.	TERMINATION OF
DEPOSIT AGREEMENT
            The Depositary at any time, at
the direction of the Company, shall terminate the Deposit Agreement by mailing notice of such termination to the Owners of all Receipts then outstanding at least 30 days prior to the date fixed in such notice for such termination.
The Depositary may likewise terminate the Deposit Agreement by mailing notice of such termination to the Company and the Owners of all Receipts then outstanding, such termination to be effective on a date specified in such notice not less than 30 days after the date thereof, if at any time 60 days shall have expired after the Depositary shall have delivered to the Company a written notice of its election to resign and a successor depositary shall not have been appointed and accepted its appointment as provided in the Deposit Agreement. on and after the date of termination, the Owner of a Receipt will, upon
(a) surrender of such Receipt at the Corporate
Trust Office of the Depositary, (b) payment of the fee of the Depositary for the surrender of Receipts referred to in Section 2.05 of the Deposit Agreement, and (c) payment of any applicable taxes or governmental charges, be entitled to delivery, to the Owner or upon the Owners order, of the amount of Deposited
Securities represented by the American
Depositary Shares evidenced by such Receipt.
If any Receipts shall remain outstanding after the date of termination, the Depositary thereafter shall discontinue the registration of transfers of Receipts, shall suspend the distribution of dividends to the Owners thereof, and shall not give any further notices or perform any further acts under the Deposit
Agreement, except that the Depositary shall continue to collect dividends and other distributions pertaining to Deposited
Securities, shall sell rights as provided in the Deposit Agreement, and shall continue to deliver Deposited Securities, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, in exchange for Receipts surrendered to the Depositary (after deducting, in each case, the fee of the Depositary for the surrender of a Receipt, any expenses for the account of the Owner of such Receipt in accordance with the terms and conditions of the Deposit
Agreement, and any applicable taxes or
governmental charges). At any time after the expiration of one year from the date of termination, the Depositary may sell the Deposited Securities then held under the Deposit Agreement and may thereafter hold uninvested the net proceeds of any such sale, together with any other cash then held by it thereunder, unsegregated and without liability for interest, for the pro rata benefit of the Owners of Receipts which have not theretofore been surrendered, such owners thereupon becoming general creditors of the Depositary with respect to such net proceeds and such other cash. After making such sale, the Depositary shall be discharged from all obligations under the Deposit Agreement, except to account for such net proceeds and other cash (after deducting, in each case, the fee of the Depositary for the surrender of a Receipt, any expenses for the account of the Owner of such Receipt in accordance with the terms and conditions of the Deposit
Agreement, and any applicable taxes or
governmental charges) and except as provided in Section 5.08 of the Deposit Agreement.
Upon the termination of the Deposit
Agreement, the Company shall be discharged from all obligations under the Deposit
Agreement except for its obligations to the Depositary with respect to indemnification, charges, and expenses.





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